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                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three month periods ended March 31, 2001 and 2000.

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

                                                Basic             Diluted
                                               Earnings           Earnings
                                               Per Share         Per Share
                                              -----------       ------------
                                   (amounts in thousands, except per share data)
For the three months ended March 31, 2001:
 Net income                                      $ 3,962            3,962
                                                 =======           ======
 Weighted average number of common
  shares outstanding                              13,657           13,657
 Common share equivalents resulting
  from dilutive stock options                          -              183
                                                 -------           ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                              13,657           13,840
                                                 =======           ======
 Net income per common share                     $  0.29             0.29
                                                 =======           ======
For the three months ended March 31, 2000:
 Net income                                      $ 5,029            5,029
                                                 =======           ======
 Weighted average number of common
  shares outstanding                              13,606           13,606
 Common share equivalents resulting
  from dilutive stock options                          -               80
                                                 -------           ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                              13,606           13,686
                                                 =======           ======
 Net income per common share                     $  0.37             0.37
                                                 =======           ======
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